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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this registration statement on Form S-3 of International Remote Imaging Systems, Inc. ("IRIS") of our report dated May 26, 1995, with respect to the statements of income and accumulated deficit and cash flow of StatSpin, Inc. for the year ended March 31, 1995, which report appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         We further consent to the reference to our firm under the heading "Experts" in this registration statement on Form S-3 of IRIS.


KPMG Peat Marwick LLP

/s/ KPMG PEAT MARWICK LLP

__________________________




Boston, Massachusetts
July 15, 1997